Exhibit 10.22

DIRECTV MDU SYSTEM OPERATOR AGREEMENT

This DIRECTV MDU System Operator Agreement (“Agreement”) is made and entered into as of this          day of September, 2003 (“Execution Date”), between DIRECTV, Inc., a California corporation (“DIRECTV”), and MDU Communications (USA) Inc., a Delaware corporation (“System Operator”).

RECITALS

A.                                   DIRECTV operates a direct broadcast satellite (“DBS”) service through which subscribers are able to receive video, audio, data and other programming distributed by DIRECTV via a direct broadcast satellite system.

B.                                     System Operator distributes television programming and services to residential multiple dwelling units (“MDUs”).

C.                                     DIRECTV and System Operator desire to establish a business relationship whereby System Operator will (i) establish and maintain in certain MDU Properties, Signal Distribution Systems to enable MDU residents to receive DIRECTV Programming via such Systems, and (ii) act as a commissioned sales representative for DIRECTV to solicit and take orders for DIRECTV Commissionable Programming Packages from residents of MDU Properties, according to this Agreement and the Terms and Conditions attached hereto as Exhibit A.

ARTICLE I

DEFINITIONS

1.1                                 The following capitalized terms shall have the meanings assigned them.  Certain other capitalized terms shall have the meanings given them elsewhere in this Agreement.

“Commission(s)” shall have the meaning assigned such term in Section 2.5 hereof.

“Commissionable Programming Packages” shall mean the DIRECTV Programming Packages on Exhibit B attached hereto, for which System Operator is authorized to solicit orders on behalf of DIRECTV, and System Operator is entitled to a Commission thereon.

“Components” shall mean such equipment, whether pre-existing or newly installed within the MDU Property which is used to create the Signal Distribution System, including, but not limited to, a satellite receiving dish, cables, splitters, taps, connectors, filters, amplifiers, switches, wiring and any other materials or equipment.

“DIRECTV Programming” shall mean those programming services distributed by DIRECTV, including, but not limited to Commissionable Programming Packages, which services and the prices therefor shall be provided to System Operator by DIRECTV, from time to time.

“DIRECTV Receiver” shall mean the integrated receiver and decoder unit (IRD) necessary to receive DIRECTV Programming which is manufactured by a DIRECTV authorized manufacturer.

“Independent SO Subscriber” shall mean a DIRECTV subscriber who currently resides in an SO Property whose original DIRECTV Programming order was submitted (i) directly by the subscriber to DIRECTV or (ii) by an entity other than System Operator.

“MDU Property” shall mean a condominium complex, apartment building (including both rental and cooperative apartments), or townhouse community, located in the contiguous United States, comprised of multiple dwelling units, which units in each case are occupied by single family households and are not generally accessible to the public or otherwise a common area to which there is unrestricted access by two or more persons, and which units may receive DIRECTV Programming from a common receiving dish and separate DIRECTV Receivers in each individual dwelling unit.

“Net Receipts” shall mean gross receipts actually received by DIRECTV from the sale of Commissionable Programming Packages during the Term, net of any discounts, refunds, fees, credits, taxes or applicable governmental charges (other than income or franchise taxes) related to the sale, order or use of such Commissionable Programming Packages.

*** signifies redacted confidential information

“NRTC Area” shall mean those areas in which DIRECTV has granted the National Rural Telecommunications Cooperative distribution rights and which, as of the Execution Date, are identified on the map attached hereto as Exhibit C, which may be amended from time to time by DIRECTV.

“Previous SO Subscriber” shall mean a DIRECTV subscriber who was previously an SO Subscriber who no longer resides in an MDU Property and who obtained his or her DIRECTV Receiver from System Operator under terms and condition as established by DIRECTV, and whose order for a Commissionable Programming Package at a new residence is submitted and accepted by DIRECTV solely through the DIRECTV Movers Connection™ program.

“Right of Entry” shall mean that certain written agreement between System Operator and the owner or manager of an MDU Property or, in the case of a cooperative apartment complex, the homeowners’ association, which authorizes System Operator to install and maintain the Signal Distribution System in such MDU Property and solicit orders for Commissionable Programming Packages therein.

“Signal Distribution System” shall mean the integrated signal delivery system including the receiving dish and DIRECTV Receiver and any necessary Components by which DIRECTV Programming is distributed throughout an SO Property, which may also include off-air and/or cable distribution systems.

“SO Property” shall mean any of the MDU Properties for which System Operator has obtained and continues to maintain throughout the term of the Agreement a valid Right of Entry and (i) in which System Operator has installed or maintains a Signal Distribution System, (ii) the initial orders from residents of such property for DIRECTV Programming are submitted by System Operator and transmitted to DIRECTV by System Operator in accordance with the terms of this Agreement, (iii) is not located in an NRTC Area, and (iv) all units in such property are capable of receiving DIRECTV Programming within five (5) business days of ordering such programming.

“SO Subscriber” shall mean a DIRECTV subscriber residing in an SO Property, who receives one of the Commissionable Programming Packages through the Signal Distribution System, the initial order for which was submitted by System Operator and who was not a DIRECTV subscriber prior to becoming an SO Subscriber.

“Technical Specifications” shall mean the requirements in Exhibit D attached hereto or any other document(s) supplied by DIRECTV to System Operator during the Term, which specify the minimum parameters any and all Signal Distribution Systems must meet under this Agreement.

“Term” shall have the meaning assigned such term in Section 3.1 hereof.

ARTICLE II

GENERAL RIGHTS AND OBLIGATIONS

2.1                                 Solicitation of DIRECTV Programming Services.

(a)                                  Subject to the Terms and Conditions attached hereto as Exhibit A, DIRECTV hereby grants to System Operator the right to (i) market DIRECTV Programming to SO Properties and (ii) solicit and take orders for DIRECTV Programming from residents of SO Properties.

(b)                                 Nothing in this Agreement shall prevent DIRECTV (or those DIRECTV’s agents that are not system operators) from marketing, soliciting and taking orders from residents of MDU Properties.

(c)                                  System Operator understands that it shall not have any right, unless specifically provided by DIRECTV under separate written agreement, to: (i) solicit or take orders for DIRECTV Programming from any person or entity that is not a resident of an MDU Property, including, without limitation, commercial establishments, as such may be defined by DIRECTV in its reasonable discretion; or (ii) use any person or entity other than its employees in soliciting or taking orders for DIRECTV Programming without the prior written consent of DIRECTV.

(d)                                 DIRECTV reserves the right to [ *** redacted ***] shall be as provided by DIRECTV to System Operator upon request.

(e)                                  System Operator shall not [ *** redacted ***] with respect to the installation and maintenance of the Signal Distribution System.

(f)                                    Only after receiving, approving and accepting an order from System Operator shall DIRECTV be obligated to establish a customer account for the subscriber and arrange for activation of DIRECTV Programming.  DIRECTV shall not be obligated to pay System Operator any Commission or any other amounts for incomplete order(s), regardless of whether DIRECTV ultimately provides any DIRECTV Programming to the customer(s) to which such order(s) pertained and regardless of whether DIRECTV receives any payments as consideration for such DIRECTV Programming, unless and until DIRECTV receives the Subscriber Information and, then, only for periods of time following such receipt by DIRECTV.  DIRECTV shall promptly notify System Operator of any deficiencies with respect to particular subscriber information. “Subscriber Information” shall mean that customer identification, location, and billing information which DIRECTV requires, as described in the DIRECTV System Operator Policy Manual.

2.2                                 SO Properties; Right of Entry.  Prior to any solicitation of orders for DIRECTV Programming by System Operators, System Operator shall submit to DIRECTV the complete address (including county and zip code) of any MDU Property for which System Operator has or is seeking a Right of Entry, in order to confirm that (i) such MDU Property is not already being serviced by another system operator authorized by DIRECTV and (ii) such MDU Property is not located in an NRTC Area.   System Operator shall obtain and continuously maintain a valid Right of Entry for such property during the Term, granting  System Operator access to the MDU, authorizing System Operator to install and maintain the Signal Distribution System and Components, and granting System Operator permission to solicit orders for DIRECTV Programming from MDU residents.  System Operator shall promptly forward to DIRECTV a fully executed Right of Entry for all SO Properties.  In no event shall System Operator install a Signal Distribution System in any MDU for which neither System Operator has not obtained a valid Right of Entry and no compensation shall be paid or reimbursed by DIRECTV to System Operator for any DIRECTV Programming sold to subscribers in a MDU property unless and until DIRECTV has received a copy of the applicable Right of Entry for such property.  System Operator shall provide written notice to DIRECTV within ten (10) days of any loss, suspension, or expiration of a Right of Entry.

2.3                                 Collection and Administration of Annual Programming Commitment Agreements.  For each and every SO Subscriber who agrees to activate and maintain a Commissionable Programming Package for one year, System Operator shall perform the following:

(a)                            Explain the general terms and conditions of the “Annual Programming Commitment Agreement” required by DIRECTV as described in [*** redacted ***] attached hereto and in other materials provided by DIRECTV from time to time;

(b)                           Cause the customer to complete and execute the Annual Programming Commitment Agreement;

(c)                            Verify, validate and certify the accuracy of the information provided by the customer in the Annual Programming Commitment Agreement;

(d)                           Complete the dealer portion of the Annual Programming Commitment Agreement;

(e)                            Provide a completed and executed copy of the Annual Programming Commitment Agreement to the customer;

(f)                              When submitting an order for a DIRECTV Programming Package for such customer in accordance with this Agreement, indicate and notify DIRECTV, in accordance with the procedures prescribed by DIRECTV, that a customer has executed and agreed to the Annual Programming Commitment Agreement; and

(g)                           Upon request by DIRECTV, provide the completed copy of the Annual Programming Commitment Agreement.

2.4.                              Implementation of Signal Distribution System.

(a)                                  Installation of Signal Distribution System and Components.

(i)                                     System Operator shall design, develop, install, and maintain, a Signal Distribution System for each SO Property which must comply with the DIRECTV Technical Specifications as provided by DIRECTV to

System Operator, the current version of which is set forth in Exhibit D attached hereto.  DIRECTV reserves the right, in its sole discretion, to amend or revise and reissue the Technical Specifications, which amendments or revisions shall be promptly communicated by DIRECTV to System Operator.  Upon any such amendment or revision by DIRECTV to the Technical Specifications, DIRECTV and System Operator shall discuss in good faith the extent to which existing Signal Distribution Systems in SO Properties shall comply with such amended or revised Technical Specifications, it being understood and agreed by the parties that any and all uncompleted Signal Distribution Systems in SO Properties must comply with such revised or amended Technical Specifications.

(ii)                                  System Operator shall maintain a design for the installation and integration of each Signal Distribution System (“Design”) for each SO Property subject to this Agreement, together with a time schedule for installation.  In creating, installing and maintaining any Signal Distribution System, System Operator shall comply with all DIRECTV System equipment manufacturers’ or Component manufacturers’ policies as may be in effect from time to time.  DIRECTV shall provide to System Operator written notice as soon as commercially practicable after receipt and review of Design(s) if DIRECTV reasonably believes that any Design will not produce a Signal Distribution System meeting the Technical Specifications.  System Operator shall provide installation progress reports to DIRECTV periodically or as DIRECTV may reasonably request, and shall promptly notify DIRECTV of any material changes to the installation schedule or Design.

(iii)                               Upon completion of installation, System Operator shall promptly forward to DIRECTV, upon its request, an updated copy of the Design and completed Technical Registration Form, included in the Technical Specifications attached hereto as Exhibit D, which shall include, among other things, various measurements of the signal from the Signal Distribution System.  DIRECTV shall provide to System Operator written notice as soon as commercially practicable after receipt and review of the Technical Registration Form if DIRECTV reasonably believes that such Technical Registration Form indicates that the Signal Distribution System does not meet the Technical Specifications, and where possible, DIRECTV shall recommend corrective actions.  Unless and until the Signal Distribution System complies with the Technical Specifications, such MDU Property shall not be considered an SO Property.

(b)                                 Technical Compliance.  System Operator shall, at its own cost and expense, (i) contract with an authorized DIRECTV System manufacturer(s) to obtain DIRECTV System equipment and integrate such equipment with any necessary Components to create the Signal Distribution System, (ii) evaluate and test the Signal Distribution System to insure compliance with the Technical Specifications for each unit in the SO Property, (iii) select Components that will ensure that the Signal Distribution System meets the DIRECTV Technical Specifications in the MDU Property environment and will allow System Operator to fulfill its obligations under this Agreement, (iv) develop such additional hardware or other elements as are necessary for the Signal Distribution System to meet the Technical Specifications and allow System Operator to fulfill its obligations under this Agreement, (v) provide such technical demonstrations of the Signal Distribution System in any SO Property as DIRECTV may require in its reasonable discretion upon advance written notice to System Operator, at such times mutually agreed upon by the parties, to provide assurance that the Signal Distribution  System will meet the DIRECTV Technical Specifications (“Technical Demonstration”), and provide DIRECTV the opportunity to participate and provide input in advance of completion of the Signal Distribution System or distribution of DIRECTV Programming via the Signal Distribution System, (vi) in connection with such Technical Demonstration, make such changes to the initial Signal Distribution  System as are necessary in order for the system to meet the DIRECTV Technical Specifications, and (vii) take all commercially reasonable actions necessary to ensure that the Signal Distribution System continues to meet the Technical Specifications for the Term of this Agreement.  If at any time during the Term of this Agreement, DIRECTV determines in good faith that a Signal Distribution System is not in strict compliance with all or any portion of the Technical Specifications, and such noncompliance interferes with SO Subscribers’ ability to receive DIRECTV Programming of a quality received by other DIRECTV subscribers (i.e., the signal does not meet the measurement standards), System Operator shall cure such noncompliance [ *** redacted ***] of DIRECTV’s notice of noncompliance (the “Cure Period”), and provide DIRECTV evidence of correction of such noncompliance, which evidence may, at DIRECTV’s request, include a Technical Demonstration.  In the event such evidence is not approved by DIRECTV within the Cure Period, DIRECTV shall have the right to cease paying Commissions due to System Operator with respect to SO Subscribers in the noncomplying SO Property.

(c)                                  Provision of Signal Distribution System.  System Operator shall, at its sole cost: (i) acquire and supply Signal Distribution Systems to SO Properties; (ii) install at a commercially reasonable price and in a timely manner the Signal Distribution System and any necessary Components which System Operator supplies to any SO Property; (iii) maintain at commercially reasonable prices the Signal Distribution System for any SO Properties; and (iv) provide, at a commercially reasonable price and in a manner satisfactory to DIRECTV, customer service to all SO Properties, subscribers and potential subscribers related to the supply, installation and maintenance of the Signal Distribution System.

(d)                                 Disclaimer of Warranties.  SYSTEM OPERATOR UNDERSTANDS AND AGREES THAT DIRECTV SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DIRECTV RECEIVER AND COMPONENTS CONTAINED THEREIN.  DIRECTV HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, IN CONNECTION WITH ANY SIGNAL DISTRIBUTION SYSTEM, INCLUDING THE DSS RECEIVER AND COMPONENTS CONTAINED THEREIN, THE INSTALLATION AND FUNCTIONING OF SUCH SYSTEM IN ANY MDU PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES UNDER THE UNIFORM COMMERCIAL CODE OR OTHERWISE IMPLIED IN LAW.

(e)                                  New Technology; End-Use Testing.  DIRECTV makes no representation or warranty as to how any commercially available Components will perform with the DIRECTV System in any particular MDU Property or how the DIRECTV System itself will perform in certain MDU environments.  System Operators shall be jointly and severally responsible for procuring and testing any and all Components in the end-use environment prior to the design, development and installation of the Signal Distribution System and for maintenance of any such Components that fail to perform adequately in the end-use environment in order that the Signal Distribution System will, at all times during the Term of this Agreement, meet or exceed the Technical Specifications.  Any failure of the Signal Distribution System to meet the Technical Specifications shall be the responsibility of System Operator, and System Operator agrees to indemnify and hold DIRECTV harmless from any and all Claims (as such term is defined in the Indemnification section of the Terms and Conditions attached hereto as Exhibit A) from SO Subscribers arising from the failure of the Signal Distribution System to deliver the necessary signal to such subscribers and from failure of the Signal Distribution System to meet the Technical Specifications.

2.5                                 Commission and Payment Structure.  The following sets forth all payments and commissions to be made to System Operator as full consideration for its fulfilling its obligations hereunder.

(a)                                  Payment of Prepaid Programming Commissions.

(i)                                     Premier Status.

[ *** redacted ***]

(ii)                                  Standard Status.

[ *** redacted ***]

(b)                                 Payment of Residual Commissions.  During the Term of this Agreement, DIRECTV will pay System Operator a monthly continuing service fees (the “Continuing Service Fees”) equal to

[ *** redacted ***]

(c)                                  Payment Terms.  DIRECTV shall pay System Operator the

[ *** redacted ***]

(d)                                 Commission Exclusion.

[ *** redacted ***]

(e)                                  Premier Status.

[ *** redacted ***]

(f)                                    Churn Rate.

[ *** redacted ***]

(g)                                 Notice.

[ *** redacted ***]

(h)                                 Annual Plan.

[ *** redacted ***]

2.6                                 DIRECTV Programming.

(a)                                  [ *** redacted ***]    System Operator agrees that all DIRECTV Programming (including any commercial insertion) shall be exhibited in its entirety, in original form, as provided by DIRECTV, without any modifications, additions or deletions.  In no event shall System Operator repackage any other programming or services with DIRECTV Programming.  [ *** redacted ***]

(b)                                 System Operator shall not  [ *** redacted ***]

2.7                                 Exclusivity.  [ *** redacted ***]

2.8                                 Customer Service.  System Operator shall undertake certain customer service functions as described herein and in the DIRECTV System Operator Policies and Procedures Manual as defined herein below to all SO Subscribers and Independent SO Subscribers with respect to the installation and maintenance of the Signal Distribution System and acceptance and transmission of orders for DIRECTV Programming. System Operator agrees to provide the same level of installation and maintenance support for the Independent SO Subscribers.

2.9                                 Policies and Procedures.  System Operator shall comply with the standard policies and procedures DIRECTV may promulgate for its MDU system operators in written notices, guidelines, and bulletins, as the same may be amended from time to time (collectively, the “Policies”).  The Policies shall be an integral part of this Agreement but may not impair any of System Operator’s rights granted herein.  As DIRECTV’s commissioned sales representative, System Operator hereby agrees that it will follow and abide by the policies and procedures related to soliciting and transmitting subscription orders for and the promotion of DIRECTV Programming as specified in the Policies.

2.10                           Additional Obligations of System Operator.

(a)                                  Mover’s Program.  System Operator agrees to participate in DIRECTV’s Mover’s Program as prescribed by DIRECTV.  In the event that an SO Subscriber desires to move to a single family dwelling and desires to maintain his/her DIRECTV Programming, System Operator agrees to provide such SO Subscriber with one DIRECTV Receiver (including the conditional access card therefor) used by such SO Subscriber without any cost to him/her for use at the new single family dwelling.

(b)                                 Transport Fee.  System Operator agrees to cancel all transport fee waivers currently in effect.

(c)                                  Monthly Report.  System Operator agrees to provide a monthly performance report in a manner and format as mutually agreed to by the parties.  Such report shall, at a minimum, indicate the number of SO Subscribers procured by System Operator, the disconnect or the churn rate of the SO Subscribers procured by System Operator and the penetration rate of SO Subscribers at each SO Property.

(d)                                 Transfer of SO Property.  In the event that System Operator desires to transfer its interest in an SO Property to another system operator of DIRECTV, in addition to other requirements as required by DIRECTV for a given transfer, System Operator agrees to [ *** redacted ***] to defray the administrative cost incurred by DIRECTV to effectuate such transfer in its records.

ARTICLE III

TERM AND TERMINATION

3.1                                 Term and Termination.  Unless earlier terminated in accordance with this Agreement, the term of this Agreement (“Term”) shall commence on the Execution Date and continue for a period of  three (3) years.  This Agreement shall automatically renew for an additional  2 year  period (the “Initial Renewal Period”) if and only if System Operator [ *** redacted ***]    In addition to other termination rights provided in this Agreement, either party may terminate this Agreement, effective immediately (i) upon [ *** redacted ***]    notice to the other party following a material breach of this Agreement by the other party and the breaching party has failed to cure such breach within the said [ *** redacted ***]

period, and the terminating party may suspend its performance during such period; provided, however, DIRECTV shall not cease providing programming or customer service to SO Subscribers; (ii) upon the filing of a petition in bankruptcy or for reorganization by or against the other party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the other party’s property, if such order of appointment is not vacated within thirty (30) days; and (iii) upon the assignment by the other party of this Agreement contrary to the terms hereof.  Notwithstanding anything to the contrary contained herein, unless this Agreement is terminated by DIRECTV for an uncured material breach by System Operator (excluding termination under Section 2.5(h)), with respect to each SO Property, the Term shall extend for the initial term of the Right of Entry for each such SO Property obtained by System Operator, with the final expiration date of this Agreement coinciding with the latest Right of Entry expiration date of the SO Property.

3.2                                 Obligations of the Parties Upon Termination or Expiration.

(a)                                  System Operator’s Obligations with Respect to Installations and Activations.  Subject to Section 3.1 above, System Operator shall cooperate with DIRECTV to enable DIRECTV or a substitute system operator to promptly perform and complete all DIRECTV Receiver installations and activations ordered by SO Subscribers and Independent SO Subscribers prior to the termination of this Agreement according to the regular installation and activation schedule System Operator used during the Term of this Agreement.  System Operator shall direct all customer inquiries it receives after the termination of this Agreement to DIRECTV (or such other party as specified by DIRECTV).

(b)                                 DIRECTV’s and System Operator’s Obligations with Respect to SO Properties.  Subject to Section 3.1 above, following the termination of this Agreement, (i) DIRECTV may continue to deliver DIRECTV Programming and related services to all SO Properties in accordance with DIRECTV’s then-existing customer service procedures; and (ii) DIRECTV shall notify the owner, manager or homeowners’ association of the MDU, as appropriate, of termination of System Operator as DIRECTV’s system operator and recommend a substitute system operator to provide service to SO Property with respect to delivery of DIRECTV Programming and services.  Subsequent to any termination or expiration of this Agreement, for a reasonable transition period, not to exceed [ *** redacted ***]    , System Operator shall not impair the ability of any subscribers and residents of SO Properties to continue to receive DIRECTV Programming nor shall System Operator impede in any manner whatsoever DIRECTV’s continued access (via the Signal Distribution System) to deliver DIRECTV Programming to the subscribers and residents in all units of the SO Property.  DIRECTV shall continue to pay Commissions during any such transition period.

ARTICLE IV

MISCELLANEOUS

4.1                                 Applicable Law; Entire Agreement; Modification.  This Agreement shall be construed in accordance with and be governed by the laws  of the State of California, applicable to contracts made and to be performed entirely therein, by residents of the State of California.  This Agreement, together with all Exhibits hereto and the Terms and Conditions, constitutes the entire agreement between the parties, and supersedes all previous understandings, commitments or representations concerning the subject matter.  Each party acknowledges that the other party has not made any representations other than those that are contained herein.  This Agreement may not be amended or modified, and none of its provisions may be waived, except by a writing signed by an authorized officer of the party against whom  the amendment, modification or waiver is sought to be enforced.

4.2                                 Review Of Agreement By Counsel; Interpretation.  By executing this Agreement, each of the parties hereto is warranting and representing to the other that he/she/it has had the opportunity to review this Agreement with independent legal, financial, and tax counsel with respect to the effect of each of the terms and conditions contained herein and has either reviewed this Agreement with such counsel or has independently elected not to proceed with  such a review.  Each of the parties further warrants and covenants that he/she/it is satisfied with the results of such consultation or opportunity to review and is signing this Agreement as his/her/its free act and deed and not under any force or coercion.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY RULE OF LAW, INCLUDING BUT NOT LIMITED TO SECTION 1654 OF THE CALIFORNIA CIVIL CODE, OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY CLAIMED AMBIGUITIES IN THIS AGREEMENT AGAINST THE PARTY THAT DRAFTED IT, HAS NO APPLICATION AND ANY SUCH RIGHT IS EXPRESSLY WAIVED. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

4.3                                 Counterparts.  This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

DIRECTV, INC.	MDU COMMUNICATIONS (USA) INC.

By:	By:
Name:	Name: Sheldon Nelson
Title:	Title: President and Chief Executive Officer

Federal Tax ID Number: 52-2233408

System Operator Address:

If By Mail:

60-D Commerce Way Totowa, NJ 07512 Attention: Sheldon Nelson

If By Personal Delivery:

SAME

If By FAX: (973) 237-9243 Attention: Sheldon Nelson

Telephone #: (973) 237-9499